SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        Occidental Petroleum Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                                                                      [OXY LOGO]


                                        2002

                        OCCIDENTAL PETROLEUM CORPORATION

        o Notice of Annual Meeting of Stockholders and Proxy Statement o


                                |   March 19, 2002
                                |
FRIDAY, MAY 3, 2002             |   Dear Stockholders:
Grand Ballroom                  |
The St. Regis                   |   On behalf of the Board of Directors, it is
2055 Avenue of the Stars        |   my pleasure to invite you to Occidental's
Los Angeles, California         |   2002 Annual Meeting of Stockholders, which
                                |   will be held on Friday, May 3, 2002, at the
MEETING HOURS                   |   Grand Ballroom, The St. Regis, 2055 Avenue
Registration Begins 9:30 A.M.   |   of the Stars, Los Angeles, California.
Meeting 10:30 A.M.              |
                                |   Attached is the Notice of Meeting and the
                                |   Proxy Statement, which describes in detail
ADMISSION TICKET OR             |   the matters on which you are being asked to
CURRENT BROKERAGE STATEMENT     |   vote. These matters include electing the
REQUIRED FOR ADMISSION          |   directors and transacting any other business
                                |   that properly comes before the meeting,
                                |   including any stockholder proposals.
                                |
                                |   Also enclosed are a Report to Stockholders,
                                |   in which senior management discusses
                                |   highlights of the year, and Occidental's
                                |   Annual Report on Form 10-K. As in the past,
                                |   at the meeting there will be a report on
                                |   operations and an opportunity to ask
                                |   questions.
                                |
                                |   Whether you plan to attend the meeting or
                                |   not, I encourage you to vote promptly so
                                |   that your shares will be represented and
                                |   properly voted at the meeting.
                                |
                                |   Sincerely yours,
                                |
                                |   /s/ RAY R. IRANI
                                |
                                |   Ray R. Irani, Chairman and Chief Executive
                                |   Officer

                        OCCIDENTAL PETROLEUM CORPORATION
             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024

================================================================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 19, 2001

To Our Stockholders:

     Occidental's 2002 Annual Meeting of Stockholders will be held at 10:30 a.m. on Friday, May 3, 2002, at the Grand Ballroom, The St. Regis, 2055 Avenue of the Stars, Los Angeles, California.

     At the meeting, stockholders will act on the following matters:

     1.   Election of directors; and

     2. Consideration of other matters properly brought before the meeting, including stockholder proposals. The Board of Directors knows of two stockholder proposals that may be presented.

     These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposal 1 and AGAINST Proposals 2 and 3.

     Stockholders of record at the close of business on March 8, 2002, are entitled to receive notice of, to attend and to vote at the meeting.

     Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

Sincerely,

/s/ DONALD P. DE BRIER

Donald P. de Brier
Executive Vice President,
General Counsel and Secretary


                                 PROXY STATEMENT
                                TABLE OF CONTENTS


GENERAL INFORMATION.........................................................   1

PROPOSAL 1:  ELECTION OF DIRECTORS..........................................   2

   Information Regarding the Board of
   Directors and its Committees.............................................   5

   Compensation of Directors................................................   6

   Section 16(a) Beneficial Ownership
   Reporting Compliance.....................................................   6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.......................................................   7

EXECUTIVE COMPENSATION......................................................   9

   Compensation Tables......................................................   9

   Employment Agreements....................................................  13

   Report of the Executive Compensation
   and Human Resources Committee............................................  15

   Performance Graph........................................................  19

AUDIT AND OTHER FEES........................................................  20

REPORT OF THE AUDIT COMMITTEE...............................................  20

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.................................  21

STOCKHOLDER PROPOSALS.......................................................  21

   Proposal 2:  Policy on Poison Pills......................................  21

   Proposal 3:  Report on Global Warming
   Emissions................................................................  23

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL
MEETING OF STOCKHOLDERS.....................................................  24

NOMINATIONS FOR DIRECTORS FOR TERM
EXPIRING IN 2004............................................................  25

CORPORATE GOVERNANCE POLICIES...............................................  25

ANNUAL REPORT...............................................................  25

                                 PROXY STATEMENT
                               GENERAL INFORMATION
                                  ------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 3, 2002, and at any adjournment of the meeting.

ADMISSION TO MEETING

     Attendance is limited to stockholders and one guest per stockholder. If you plan to attend the meeting in person and you are a stockholder of record, you must bring the admission ticket attached to your proxy or information card. If your shares are held in the name of a bank, broker or other holder of record, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement. In addition to your admission ticket or account statement, you may be asked to present valid picture identification, such as a driver's license or passport.

VOTING RIGHTS

     This Proxy Statement and accompanying proxy card are being mailed beginning on or about March 19, 2002, to each stockholder of record as of March 8, 2002, which is the record date for the determination of stockholders entitled to receive notice of, to attend and to vote at, the meeting. As of the record date, Occidental had outstanding and entitled to vote 374,698,972 shares of common stock. A majority of outstanding shares must be represented at the meeting, in person or by proxy, to constitute a quorum and to transact business. The record holder of each share of common stock entitled to vote at the meeting will have one vote for each share held. Stockholders may not cumulate their votes.

VOTE REQUIRED

     Directors are elected by a plurality of votes cast, excluding broker nonvotes. A majority of the shares of common stock represented at the meeting and entitled to vote must vote for to approve all other matters. Abstentions and broker nonvotes have the same effect as votes AGAINST on matters other than the election of directors.

VOTING OF PROXIES

     The Board of Directors has designated Drs. Ray R. Irani and Dale R. Laurance and Mr. Aziz D. Syriani, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

     o    FOR all nominees for directors (see page 2); and

     o    AGAINST proposals 2 and 3 (see pages 21 to 24).

     In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the meeting in accordance with Occidental's By-laws.

CONFIDENTIAL VOTING

     All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on the proxy forms, or the proxy solicitation is contested.

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REVOKING A PROXY

     You may revoke your proxy or change your vote before the meeting by filing a revocation with the Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION EXPENSES

     Expense of this solicitation will be paid by Occidental. Georgeson Shareholder Communications Inc. has been retained to solicit proxies and assist in distribution and collection of proxy material for a fee estimated at $15,000 plus reimbursement of out-of-pocket expenses. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of the common stock. In addition, Occidental's officers, directors and regular employees may solicit proxies but will receive no additional or special compensation for such work.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
                                  ------------

     Unless you specify differently on the proxy card, proxies received will be voted FOR Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, John E. Feick, Dr. Ray R. Irani, Dr. Dale R. Laurance, Irvin W. Maloney, Rodolfo Segovia, Aziz
D. Syriani and Rosemary Tomich to serve until the 2003 annual meeting unless ended earlier due to his or her death, resignation, disqualification or removal from office. In the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     The following biographical information is furnished with respect to each of the nominees for election at the 2002 annual meeting. Roger W. Hirl has retired as the President and Chief Executive Officer of Occidental Chemical Corporation and is not standing for reelection as a director.

--------------------------------------------------------------------------------

[PHOTO]                         RONALD W. BURKLE, 49

                                Mr. Burkle is the managing partner and majority owner of The Yucaipa Companies, a private investment firm that invests primarily its own capital. He is the controlling shareholder of Golden State Foods, the largest supplier of food products to McDonald's and is trustee of The John F. Kennedy Center for the Performing Arts, trustee of The J. Paul Getty Trust and a member of the Board of The Carter Center. Mr. Burkle is also a director of KB Home and Yahoo!.

                                Director since 1999

--------------------------------------------------------------------------------

[PHOTO]                         JOHN S. CHALSTY, 68

                                Mr. Chalsty was Chairman of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm, from 1996 through 2000 and served as President and Chief Executive Officer from 1986 to 1996. He is also a director of AXA Financial, Inc., Sappi, Ltd. and Metromedia Companies.

                                Director since 1996

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[PHOTO]                         EDWARD P. DJEREJIAN, 63

                                Ambassador Djerejian has been founding Director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Before that, he had a career in foreign service that included serving as United States Ambassador to Israel from 1993 to 1994, as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993 and as U.S. Ambassador to the Syrian Arab Republic from 1988 to 1991. Ambassador Djerejian is also a director of Baker Hughes, Inc. and Global Industries, Ltd.

                                Director since 1996

--------------------------------------------------------------------------------

[PHOTO]                         JOHN E. FEICK, 58

                                Since 1995, Mr. Feick has been President, Chief Executive Officer and a major stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. He is also chairman and a partner in Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. He was president and chief operating officer of Novacor Chemicals, a subsidiary of Nova Corporation, from 1984 to 1994. Mr. Feick is also a director of Fort Chicago Energy Partners LP.

                                Director since 1998

--------------------------------------------------------------------------------

[PHOTO]                         DR. RAY R. IRANI, 67

                                Dr. Irani has been Chairman and Chief Executive Officer of Occidental since 1990 and a director since 1984. He served as President from 1984 until July 1996. He was Chief Operating Officer from 1984 to 1990. He was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd. (now Nexen Inc.) from 1987 to 1999, and was Honorary Chairman of the Board from 1999 to 2000. Dr. Irani is also a director of Cedars Bank, Health Net and KB Home.

                                Director since 1984

--------------------------------------------------------------------------------

[PHOTO]                         DR. DALE R. LAURANCE, 56

                                Dr. Laurance has been President of Occidental since 1996 and a director of Occidental since 1990. Since 1999, he has been Chairman of the Board, President and Chief Executive Officer of Occidental Oil and Gas Corporation. He is also a director of Jacobs Engineering Group Inc. and Ingram Micro, Inc.

                                Director since 1990

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[PHOTO]                         IRVIN W. MALONEY, 71

                                From 1992 until his retirement in 1998, Mr.
                                Maloney was President and Chief Executive
                                Officer of Dataproducts Corporation, which designs, manufactures and markets printers and supplies for computers.

                                Director since 1994

--------------------------------------------------------------------------------

[PHOTO]                         RODOLFO SEGOVIA, 65

                                Mr. Segovia is on the Executive Committee of Inversiones Sanford, a diversified investment group with emphasis in petrochemicals, specialty chemicals and plastics. A former president of the Colombian national oil company (Ecopetrol) as well as Minister and Senator of the Republic of Colombia, he has been president and CEO of Sanford's PVC company and, from 1996 to 1998, of its polypropylene venture. In 1999, he was visiting Professor of Management at Lehigh University.

                                Director since 1994

--------------------------------------------------------------------------------

[PHOTO]                         AZIZ D. SYRIANI, 59

                                Mr. Syriani has served since 1978 as the President and Chief Operating Officer of The Olayan Group, a diversified trading, services and investment organization with activities and interests in the Middle East and elsewhere. Mr. Syriani is also a director of The Credit Suisse Group.

                                Director since 1983
                                Lead Independent Director since 1999

--------------------------------------------------------------------------------

[PHOTO]                         ROSEMARY TOMICH, 64

                                Miss Tomich has been owner of the Hope Cattle Company since 1958 and the A. S. Tomich Construction Company since 1970. She is also Chairman of the Board of Directors and Chief Executive Officer, Livestock Clearing, Inc. and a director of ICN Pharmaceuticals, Inc. and was a Founding Director of the Palm Springs Savings Bank. Miss Tomich is also on the Advisory Board of the University of Southern California School of Business Administration, the Board of Councillors for the School of Letters and Sciences at the University of Southern California and the UCLA Foundation Board of Councillors.

                                Director since 1980

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors held 5 regular meetings during 2001. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of which he or she was a member. In 2001, the Board of Directors had a Lead Independent Director and five standing committees: Executive; Audit; Executive Compensation and Human Resources; Nominating and Corporate Governance; and Environmental, Health and Safety. The general duties of the Lead Independent Director and the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

---------------------------------------------------------------------------------------------------------------------------
         NAME OF COMMITTEE                                                                              MEETINGS OR WRITTEN
            AND MEMBERS                                  COMMITTEE RESPONSIBILITIES                       ACTIONS IN 2001
---------------------------------------------------------------------------------------------------------------------------
LEAD INDEPENDENT DIRECTOR               o  coordinates the activities of the independent directors
                                        o  advises the Chairman on the schedule and agenda for
Aziz D. Syriani                            Board meetings
                                        o  assists in assuring compliance with Occidental's
                                           corporate governance policies
                                        o  assists the Executive Compensation and Human Resources
                                           Committee in evaluating the Chairman's performance
                                        o  recommends to the Chairman membership of the various
                                           Board committees


EXECUTIVE COMMITTEE                     o  exercises the powers of the Board of Directors with          1 unanimous written
                                           respect to the management of the business and affairs of     consent in lieu of
Dr. Ray R. Irani (chairman)                Occidental between meetings of the Board of Directors             a meeting
Dr. Dale R. Laurance
Irvin W. Maloney
Aziz D. Syriani
Rosemary Tomich


AUDIT COMMITTEE                         All of the members of the Audit Committee meet the                   6 meetings
                                        independence standards of Section 303.01(b)(2) and (3) of
Irvin W. Maloney                        the New York Stock Exchange's listing standards. The Audit
Aziz D. Syriani                         Committee Report with respect to Occidental's financial
Rosemary Tomich (chairman)              statements is on page 20.

                                        The duties of the Audit Committee are set forth in a
                                        written charter. The following are its primary
                                        responsibilities:

                                        o  recommends the firm of independent public accountants to audit the consolidated financial statements, books,
                                           records and accounts of Occidental and its subsidiaries
                                        o  discusses the scope and results of the audit with the
                                           independent public accountants
                                        o  discusses Occidental's financial accounting and
                                           reporting principles and the adequacy of Occidental's
                                           internal accounting, financial and operating controls
                                           with the accountants and with management
                                        o  reviews all reports of internal audits submitted to the
                                           Audit Committee and management's responses thereto
                                        o  reviews the appointment of the senior internal auditing executive
                                        o  oversees all matters relating to Occidental's compliance program


[OXY LOGO]----------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
         NAME OF COMMITTEE                                                                              MEETINGS OR WRITTEN
            AND MEMBERS                                  COMMITTEE RESPONSIBILITIES                       ACTIONS IN 2001
---------------------------------------------------------------------------------------------------------------------------
EXECUTIVE COMPENSATION AND HUMAN        o  administers Occidental's stock-based incentive                    5 meetings
RESOURCES COMMITTEE                        compensation plans, including selecting participants,
                                           making grants and setting performance targets
Ronald W. Burkle                        o  periodically reviews the performance of the plans and
John S. Chalsty                            their rules
Irvin W. Maloney (chairman)             o  reviews and approves the annual salaries, bonuses and
Rosemary Tomich                            other benefits of all executive officers
                                        o  reviews new executive compensation programs; and
                                        o  periodically reviews the operation of existing executive compensation programs as well as policies for the
                                           administration of executive compensation

                                        The Executive Compensation and Human Resources Committee's
                                        report on executive compensation begins on page 15.


NOMINATING AND CORPORATE GOVERNANCE     o  recommends candidates for election to the Board                   2 meetings
COMMITTEE                               o  is responsible for compliance with Occidental's
                                           Governance Policies
Edward P. Djerejian
Aziz D. Syriani (chairman)              See page 25 for instructions on how to recommend nominees
Rosemary Tomich                         for the Board.


ENVIRONMENTAL, HEALTH AND SAFETY        o  reviews and discusses with management the status of               5 meetings
COMMITTEE                                  health, environment and safety issues, including
                                           compliance with applicable laws and regulations
Edward P. Djerejian                     o  reviews the results of internal compliance reviews and
John E. Feick                              remediation projects
Rodolfo Segovia (chairman)              o  reports periodically to the Board on environmental,
Rosemary Tomich                            health and safety matters affecting Occidental and its
                                           subsidiaries

COMPENSATION OF DIRECTORS

     For the term expiring at the 2002 Annual Meeting, non-employee directors were paid a retainer of $35,000 per year, plus $1,250 for each meeting of the Board of Directors or of its committees they attend and, pursuant to the 1996 Restricted Stock Plan for Non-Employee Directors, received an annual grant of 2,500 shares of Common Stock, plus an additional 200 shares of Common Stock for each committee he or she chairs. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, pays the premiums for one non-employee director who participates in the Occidental Petroleum Corporation Insured Medical Plan and, subject to availability, permits non-employee directors to make use of company aircraft and office space. One non-employee director also received an aggregate of $2,250 for attending the two meetings of the directors of the Occidental Petroleum Charitable Foundation. The Foundation held two meetings in 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental's executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental's equity securities are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental, or written representations that no reports were required, Occidental believes that, during 2001, all persons required to report complied with the Section 16(a) requirements, except Mr. Casey Olson, Vice President, whose initial Form 3 was filed late.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                                  ------------

     At the close of business on March 8, 2002, the beneficial owners of common stock shown below were the only persons known to Occidental to be the beneficial owners of five percent or more of the outstanding voting securities of Occidental.

------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT OF
                                             NUMBER OF     OUTSTANDING        SOLE           SHARED           SOLE         SHARED
                                              SHARES         COMMON          VOTING          VOTING        INVESTMENT    INVESTMENT
NAME AND ADDRESS                               OWNED          STOCK          SHARES          SHARES          SHARES        SHARES
------------------------------------------------------------------------------------------------------------------------------------
AXA Financial Inc.                         49,101,623(1)   13.10%(1)     22,327,498(1)    7,720,889(1)   48,746,723(1)    354,900(1)
1290 Avenue of the Americas
New York, New York 10104

Barrow, Hanley, Mewhinney & Strauss, Inc   30,727,810(2)    8.22%(2)      7,247,346(2)   23,480,464(2)   30,727,810(2)          0(2)
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75024-2429.

Dodge & Cox                                21,365,759(3)    5.70%(3)     20,032,209(3)      236,900(3)   21,365,759(3)          0(3)
One Sansome Street, 35th Floor
San Francisco, California 94104

Barclays Global Investors, N.A.            26,719,264(4)    7.15%(4)     25,509,342(4)            0(4)       26,719(4)          0(4)
45 Fremont Street
San Francisco, California 94105
------------------------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Amendment No. 2 to Schedule 13G, filed as of February 12, 2002 with the Securities and Exchange Commission.

     (2) Pursuant to Schedule 13G, filed as of February 8, 2002 with the Securities and Exchange Commission. Occidental has been advised that 20,323,900 of the shares (5.44%) of the class are held by Barrow, Hanley as manager of Vanguard Windsor Funds - Vanguard Windsor II Fund.


     (3) Pursuant to Amendment No. 1 to Schedule 13G, filed as of February 7, 2002 with the Securities and Exchange Commission.

     (4) Pursuant to Schedule 13G, filed as of February 14, 2002 with the Securities and Exchange Commission.

[OXY LOGO]----------------------------------------------------------------------


     The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2002, by each of the named executive officers, the directors of Occidental and all executive officers and directors as a group.

-----------------------------------------------------------------------------------------------------------------------------------
                          SOLE VOTING                                                     PERCENT OF
                              AND                                        TOTAL SHARES     OUTSTANDING     PERFORMANCE      DEFERRED
                          INVESTMENT      RESTRICTED     EXERCISABLE     BENEFICIALLY       COMMON           STOCK          STOCK
NAME                        SHARES(1)       SHARES(2)      OPTIONS(3)       OWNED(4)        STOCK(5)         UNITS(6)       UNITS(7)
-----------------------------------------------------------------------------------------------------------------------------------
Ronald W. Burkle               10,000          7,000             N/A           17,000                         N/A              N/A
John S. Chalsty                 5,000          4,920             N/A            9,920                         N/A              N/A
Stephen I. Chazen              14,550        107,023       1,061,668        1,183,241                      73,238           40,045
Donald P. de Brier             18,648         69,909         768,334          856,891                      68,342           22,979
Edward P. Djerejian               346          7,606             N/A            7,952                         N/A              N/A
John E. Feick                   1,000          7,000             N/A            8,000                         N/A              N/A
J. Roger Hirl                  50,449         12,025         951,667        1,014,141                      82,695           27,716
Ray R. Irani                  655,422        215,085       3,064,887        3,935,394           1.47%     332,790           63,863
Dale R. Laurance              117,514        109,244       1,645,000        1,871,758                     185,503           64,213
Irvin W. Maloney                3,445          8,350             N/A           11,795                         N/A              N/A
Rodolfo Segovia(8)              6,626          8,235             N/A           14,861                         N/A              N/A
Aziz D. Syriani                 1,000          9,550             N/A           10,550                         N/A              N/A
Rosemary Tomich                 4,500          8,950             N/A           13,450                         N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------------
All executive officers      1,100,138(8)     600,897      10,509,060       12,210,095           4.57%   1,044,604          297,038
and directors as a
group (25 persons)
-----------------------------------------------------------------------------------------------------------------------------------

     (1) Includes shares held through the Occidental Petroleum Corporation Savings Plan. Does not include shares acquired after December 31, 2001 pursuant to the Occidental Petroleum Corporation Dividend Reinvestment Plan.

     (2) For non-employee directors, includes shares for which investment authority has not vested under the 1996 Restricted Stock Plan. For executive officers, includes shares for which investment authority has not vested pursuant to either the 1995 Incentive Stock Plan or the 2001 Incentive Compensation Plan.

     (3)  Includes options which will be exercisable within 60 days.

     (4)  Total is the sum of the first three columns.

     (5)  Unless otherwise indicated, less than one percent.

     (6) Includes the target award under performance stock grants made pursuant to the 1995 Incentive Stock Plan and 2001 Incentive Compensation Plan. Until the performance period ends and the awards are certified, no shares of common stock are issued. However, grant recipients receive dividend equivalents on the target share amount during the performance period.

     (7) Includes shares earned under restricted stock and performance stock awards that were deferred at the end of the restricted or performance period, as applicable. During the deferral period, dividend equivalents are paid in cash or accrued as additional stock units depending on the participant's deferral election.

     (8) Holdings include 5,000 shares held by Mr. Segovia as trustee for the benefit of his children.

--------------------------------------------------------------------------------


                             EXECUTIVE COMPENSATION
                                  ------------

COMPENSATION TABLES

     Set forth below are tables showing: (1) in summary form, the compensation paid, for the years shown in the table, to Dr. Irani and the four other highest-paid executive officers of Occidental serving as executive officers on December 31, 2001; (2) the options and stock appreciation rights granted to such executives in 2001; (3) exercise and year-end value information pertaining to stock options and stock appreciation rights granted to such executives; and (4) long-term incentive plan awards granted and paid to such executives with respect to their performance through 2001.

                                                     SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                        Long-Term Compensation
                                 ------------------------------------         ----------------------------------
                                                                                     Awards               Payouts
                                                                              --------------------       ---------
                                                              Other         Restricted    Securities
                                                              Annual           Stock      Underlying       LTIP          All Other
Name and                        Salary         Bonus       Compensation     Award(s)(1)  Options/SARs    Payouts(2)    Compensation
Principal Position     Year       ($)           ($)            ($)              ($)           (#)           ($)            ($)
-----------------------------------------------------------------------------------------------------------------------------------
Ray R. Irani,          2001   $ 1,300,000   $ 2,600,000   $   772,696(3)   $ 2,225,700      1,300,000   $ 1,259,857   $ 775,325(4)
Chairman and Chief     2000   $ 1,250,000   $ 2,125,000   $   695,387(3)   $   596,000        750,000   $         0   $ 559,150(4)
Executive Officer      1999   $ 1,200,000   $ 1,620,000   $ 1,154,067(3)   $ 2,057,998        800,000   $         0   $ 422,134(4)

Dale R. Laurance,      2001   $ 1,030,000   $ 1,640,000   $   356,798(5)   $ 1,236,500        450,000   $   748,066   $ 470,012(6)
President              2000   $   990,000   $ 1,386,000   $   308,122(5)   $   199,660        375,000   $   451,268   $ 374,134(6)
                       1999   $   950,000   $ 1,026,000   $   235,604(5)   $ 1,045,994        430,000   $   331,836   $ 257,928(6)

J. Roger Hirl,         2001   $   660,000   $   400,000   $   133,506(7)   $   197,840        250,000   $   286,497   $ 225,357(8)
Executive Vice         2000   $   640,000   $   250,000   $   164,254(7)   $    95,956        200,000   $   216,868   $ 212,174(8)
President              1999   $   615,000   $   316,000   $   162,886(7)   $         0        265,000   $   204,010   $ 153,936(8)

Stephen I. Chazen,     2001   $   600,000   $   720,000   $   145,176(9)   $   989,200        325,000   $   233,093   $ 268,747(10)
EVP and Chief          2000   $   572,000   $   687,000   $   122,837(9)   $   939,535        500,000   $   145,864   $ 205,432(10)
Financial Officer      1999   $   520,000   $   468,000   $    70,160(9)   $   499,998        290,000   $   136,627   $ 118,706(10)

Donald P. de Brier     2001   $   551,000   $   550,000   $   110,377(11)  $   445,140        200,000   $   233,093   $ 161,778(12)
EVP, General Counsel   2000   $   530,000   $   530,000   $   108,986(11)  $    78,124        175,000   $   176,564   $ 144,435(12)
and Secretary          1999   $   500,000   $   450,000   $    57,787(11)  $   999,996        220,000   $   164,696   $  81,510(12)
-----------------------------------------------------------------------------------------------------------------------------------

     (1) Includes awards made in December 2001 to each of the executive officers listed pursuant to the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, subject to a three year restricted period. As of December 31, 2001, Dr. Irani held 231,460 shares of restricted stock, having a value of $6,140,634; Dr. Laurance 117,346 shares, having a value of $3,113,189; Mr. Hirl 15,648 shares, having a value of $415,141; Mr. Chazen 129,341 shares, having a value of $3,431,417; and Mr. de Brier 72,857 shares, having a value of $1,932,896.

     (2) The payout was determined based on a peer company comparison of total stockholder return. See "Report of the Executive Compensation and Human Resources Committee" at page 15 for information concerning the modification of the awards to adjust for peer group companies that have merged or ceased to exist during the Performance Period. "0" indicates that the executive officer listed did not receive an award and therefore was not eligible for a payout.

     (3)  Includes for 2001, 2000 and 1999 respectively, unless otherwise noted:
$32,885, $25,000 and $54,882 for club dues; $313,750, $177,575 and $95,000 for tax preparation and financial planning services; and $426,061, $492,812 and $517,267 in dividends and dividend equivalents paid on restricted and performance stock awards; and $486,918 of reimbursements (1999 only), pursuant to Dr. Irani's employment agreement prior to its 1997 amendment, for state income tax expenditures for periods prior to 1997.

     (4)  Includes for 2001, 2000 and 1999 respectively, unless otherwise noted:
$13,144 and $122,472 (2000 and 1999 only) of director's fees paid by an equity investee of Occidental; $10,200, $8,925, and $7,200 credited pursuant to the Occidental Petroleum Corporation Savings Plan (the "Savings Plan"); $14,600, $10,875 and $13,200 credited pursuant to the Occidental Petroleum Corporation Retirement Plan (the "Retirement Plan"), a tax-qualified, defined contribution plan that provides retirement benefits for salaried employees of Occidental and certain of its subsidiaries; $463,570, $337,570 and, $133,785 credited pursuant to the Occidental Petroleum Corporation Supplemental Retirement Plan (the "Supplemental Retirement Plan"), a nonqualified plan that was established to provide designated senior executives of Occidental and its subsidiaries with benefits that will compensate them for certain limitations imposed by federal law on contributions that may be made pursuant to the Retirement Plan and Savings Plan; $254,455, $156,136 and $112,977 of accrued interest on deferred compensation; and $32,500, $32,500 and $32,500 for term life insurance premiums.

[OXY LOGO]----------------------------------------------------------------------


     (5) Includes for 2001, 2000 and 1999 respectively, unless otherwise noted, $45,538, $31,388 and $34,999 for club membership and dues; $43,432, $43,162 and
$48,795 for personal use of company aircraft; $40,000, $20,294 and, $5,074 for tax preparation and financial planning services; and $227,828, $213,278, and $146,736 in dividends and dividend equivalents paid on restricted and performance stock awards.

     (6) Includes for 2001, 2000, 1999 respectively, unless otherwise noted:, $17,288 and, $67,872 (2000 and 1999 only) of director's fees paid by an equity investee of Occidental; $10,200, $8,925 and $7,200 credited pursuant to the Savings Plan; $14,600, $10,875 and $13,200 credited pursuant to the Retirement Plan; $325,480, $272,437 and $134,497 credited pursuant to Supplemental Retirement Plan; $115,682, $60,559 and $31,109 of accrued interest on deferred compensation; and $4,050, $4,050 and $4,050 for term life insurance premiums.

     (7)  Includes for 2001, 2000 and 1999 respectively, unless otherwise noted:
$26,219, $56,479 and $48,011 for personal use of company aircraft; $3,300, $3,300 and $3,300 for tax and financial planning services; $21,436, $27,975 and $36,360 for club dues; $4,066, $2,444 and $3,489 for automobile maintenance; and $78,485, $74,056 and $71,726 in dividends and dividend equivalents on restricted and performance stock awards.

     (8)  Includes for 2001, 2000 and 1999 respectively, unless otherwise noted:
$10,200, $8,925 and $7,200 credited pursuant to the Savings Plan; $12,900, $10,875 and $11,600 credited pursuant to the Retirement Plan; $123,150, $125,944 and $80,068 credited pursuant to the Supplemental Retirement Plan; $62,275, $52,142 and $42,802 of accrued interest on deferred compensation; and $16,832, $14,288 and $12,266 for term life insurance premiums.

     (9)  Includes for 2001, 2000 and 1999, respectively, $145,176, $122,837 and
$70,160 in dividends and dividend equivalents on restricted and performance stock awards. Mr. Chazen did not receive perquisites or other personal benefits, securities or property exceeding $50,000, in any of the years.

     (10) Includes for 2001, 2000 and 1999 respectively, unless otherwise noted:
$10,200, $8,925 and $7,200 credited pursuant to the Savings Plan; $14,600, $10,875 and $13,200 credited pursuant to the Retirement Plan; $162,910, $132,275 and $62,580 credited pursuant to the Supplemental Retirement Plan; and $81,037, $53,357 and $35,726 of accrued interest on deferred compensation.

     (11) Includes for 2001, 2000 and 1999, respectively, $110,377, $108,986 and
$57,787 in dividends and dividend equivalents on restricted and performance stock awards. Mr. de Brier did not receive perquisites or other personal benefits, securities or property exceeding $50,000, in any of the years.

     (12) Includes for 2001, 2000 and 1999 respectively, unless otherwise noted:
$10,200, $8,925 and $7,200 credited pursuant to the Savings Plan; $14,600, $10,875 and $13,200 credited pursuant to the Retirement Plan; $135,103, $122,760 and $59,235 credited pursuant to the Supplemental Retirement Plan; and $1,875, $1,875 and $1,875 for term life insurance premiums.

--------------------------------------------------------------------------------


                            OPTION/SAR GRANTS IN 2001
--------------------------------------------------------------------------------------------------------------------------
                          Number                                                               Potential Realizable Value
                       of Securities     Percent of Total                                        at Assumed Annual Rates
                        Underlying         Options/SARs                                        of Stock Price Appreciation
                       Options/SARs         Granted to         Exercise or                          for Option Term(4)
                        Granted(1)         Employees in       Base Price(2)     Expiration     ---------------------------
Name                        (#)                2001             ($/Share)         Date(3)           5%             10%
--------------------------------------------------------------------------------------------------------------------------
Ray R. Irani                 3,741             0.24%             $ 26.75          7/11/11      $     62,935   $    159,489
                         1,296,259            26.95%             $ 26.75          7/11/11      $ 21,806,876   $ 55,262,905

Dale R. Laurance             3,741             0.24%             $ 26.75          7/11/11      $     62,935   $    159,489
                           446,259             9.28%             $ 26.75          7/11/11      $  7,507,384   $ 19,025,186

J. Roger Hirl                3,741             0.24%             $ 26.75          7/11/11      $     62,935   $    159,489
                           246,259             5.12%             $ 26.75          7/11/11      $  4,142,798   $ 10,498,664

Stephen I. Chazen            3,741             0.24%             $ 26.75          7/11/11      $     62,935   $    159,489
                           321,259             6.68%             $ 26.75          7/11/11      $  5,404,518   $ 13,696,110

Donald P. de Brier           3,741             0.24%             $ 26.75          7/11/11      $     62,935   $    159,489
                           196,259             4.08%             $ 26.75          7/11/11      $  3,301,652   $  8,367,034
--------------------------------------------------------------------------------------------------------------------------

     (1) In July 2001, each of the named executive officers received a simultaneous grant of Incentive Stock Options ("ISOs") and Non-qualified Stock Options ("NQSOs"). The ISOs are listed first in the foregoing table and the NQSOs are listed second. The ISOs and NQSOs were granted subject to a three-year vesting period, with approximately one-third of the options granted becoming exercisable each year commencing on the first anniversary of the grant date and ending on the third anniversary. The vesting and exercisability of the options will be accelerated in the event of a Change of Control (as defined in the 2001 Incentive Compensation Plan). No stock appreciation rights were granted in 2001.

     (2) Options are granted at market price on the day of the grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

     (3) The options were granted for terms of 10 years. Upon the termination of an optionee's employment, the options continue to vest and remain exercisable (depending on the cause of termination) for a period of up to the remaining term of each option. However, under the provisions of his employment agreement, the options granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement and are then exercisable for the remaining term of the option. Under the terms of his employment agreement, the options granted to Dr. Laurance become fully vested immediately in the event of termination by Occidental and are exercisable for the remaining term of the option. Under the terms of their respective employment agreements, the options granted to Messrs. Hirl, Chazen and de Brier continue to vest and are exercisable for the remaining term of the agreement. See "Employment Agreements" below.

     (4) The dollar amounts in these columns are the result of calculations at the 5% and 10% annual appreciation rates for the term of the options (10 years) as required by the Securities and Exchange Commission, and therefore are not intended to predict future appreciation, if any, in the price of Occidental common stock.

[OXY LOGO]----------------------------------------------------------------------


                                       AGGREGATED OPTIONS/SAR EXERCISES IN 2001
                                       AND DECEMBER 31, 2001 OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities            Value of Unexercised
                                                           Underlying Unexercised        In-the-Money Options/SARs
                          Shares                          Options/SARs at 12/31/01             at 12/31/01(2)
                         Acquired         Value        -----------------------------   -----------------------------
                       on Exercise     Realized(1)      Exercisable    Unexercisable    Exercisable    Unexercisable
       Name                (#)             ($)              (#)             (#)             ($)             ($)
--------------------------------------------------------------------------------------------------------------------
Ray R. Irani             160,113       $ 1,656,196       3,114,887       1,900,000      $12,295,203     $ 4,399,250

Dale R. Laurance          25,000       $   255,750       1,626,667         743,333      $ 5,475,366     $ 2,121,921

J. Roger Hirl             20,000       $   212,000         941,667         413,333      $ 3,321,169     $ 1,211,981

Stephen I. Chazen              0                 0       1,031,668         688,332      $ 3,957,207     $ 2,203,393

Donald P. de Brier             0                 0         745,001         339,999      $ 2,669,129     $ 1,026,483
--------------------------------------------------------------------------------------------------------------------

     (1) Represents the difference between the closing price of the common stock on the New York Stock Exchange on the exercise date and the option exercise price.

     (2) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the common stock on the New York Stock Exchange at 12/31/01 and the option exercise price.

                                       LONG-TERM INCENTIVE PLAN -- AWARDS IN 2001(1)
---------------------------------------------------------------------------------------------------------------------------
                                                                                   Estimated Future Payouts Under
                                                    Performance or                   Non-Stock Price-Based Plans
                            Number of Shares,        Other Period         -------------------------------------------------
                                Units or          Until Maturation or       Threshold          Target            Maximum
Name                        Other Rights (#)            Payout            (# of shares)     (# of shares)     (# of shares)
---------------------------------------------------------------------------------------------------------------------------
Ray R. Irani                     75,052               4 years(2)                0              75,052            150,104

Dale R. Laurance                 42,475               4 years(3)                0              42,475             84,950

J. Roger Hirl                    19,052               4 years(4)                0              19,052             38,104

Stephen I. Chazen                17,320               4 years(4)                0              17,320             34,640

Donald P. de Brier               15,906               4 years(4)                0              15,906             31,812
---------------------------------------------------------------------------------------------------------------------------

     (1) Performance Stock Awards were made in January 2001 pursuant to the 1995 Incentive Stock Plan. The number of shares received at the end of the performance period will depend on the attainment of performance objectives based on a peer company comparison of total stockholder return. Depending on Occidental's ranking among its peers and subject to the grantee remaining employed throughout the performance period, the grantee receives shares of common stock in an amount ranging from 0% to 200% of the Target Share Award; provided, however, if the grantee dies, becomes disabled, retires or is terminated for the convenience of the company during the performance period, then the grantee will forfeit the right to receive a pro rata portion of the pay out based on the days remaining in the performance period after such event. During the performance period, dividend equivalents are credited on the Target Shares in an amount equal to the per share dividend declared per share of common stock and cash equal to the dividend equivalent is paid to the grantees. In the event of a Change of Control (as defined in the 1995 Incentive Stock Plan), the grantee's right to receive the number of Target Shares becomes nonforfeitable.

     (2) Under the terms of his employment agreement, any long-term incentive awards granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement. See "Employment Agreements" below.

     (3) Under the terms of his employment agreement, any long-term incentive awards granted to Dr. Laurance become fully vested immediately in the event of termination by Occidental. See "Employment Agreements" below.

     (4) Under the terms of their respective employment agreements, the performance period for the entire award granted to Messrs. Hirl, Chazen and de Brier continues in the event of termination without cause for the remaining term of the agreement. See "Employment Agreements" below.

--------------------------------------------------------------------------------


EMPLOYMENT AGREEMENTS

     The following are summaries of the employment agreements between Occidental and the executive officers named in the Compensation Tables. Copies of the agreements are available as exhibits to Occidental's periodic reports filed with the Securities and Exchange Commission.

DR. IRANI

     On November 17, 2000, Dr. Irani entered into an amended and restated employment agreement with Occidental. The agreement, as amended, is for a term expiring on the earlier of Occidental's 2007 Annual Meeting of Stockholders or May 30, 2007 with an annual salary at a minimum rate of $1,250,000, subject to annual increase (and, as part of across-the-board reductions for other officers, decrease) at the reasonable discretion of the Board of Directors and the Executive Compensation and Human Resources Committee. In addition, Dr. Irani is eligible for a discretionary annual cash bonus and to participate in Occidental's qualified and nonqualified retirement plans, its incentive stock plan, deferred compensation plan and any future performance plans adopted by Occidental as well as any group life insurance, medical care (including coverage for his wife and children), disability and other plans or benefits which Occidental may provide for him. Prior to his retirement, Dr. Irani will receive life insurance at least equal to three times his highest career annual salary, which life insurance shall be assignable at Dr. Irani's option. During the term of his employment, Dr. Irani will receive six weeks paid vacation each calendar year (which will accrue and for which he will be entitled to be paid for any accrued but unused vacation time upon termination of the agreement) and the minimum perquisites to which he was entitled prior to the effective date of his agreement. See also footnote (3) to the Compensation Table on page 9.

     Following his retirement or upon the termination of his employment by Occidental, Dr. Irani will continue to receive life insurance equal to twice his highest career annual salary, medical benefits and the personal tax, accounting and financial planning services currently provided to him. Upon retirement, notwithstanding the provisions of the award agreements, all of Dr. Irani's unvested stock options and restricted stock awards will immediately vest and his performance stock awards will become immediately vested and fully payable. If the agreement is terminated due to Dr. Irani's death, Dr. Irani's estate will be entitled to a pro-rata portion of any bonus he was eligible to receive for the year of his death. If Dr. Irani is married at the time of his death, his wife will be entitled, for the remainder of her life, to continuation of medical benefits throughout her life. If Dr. Irani is terminated by Occidental for any reason, or if Dr. Irani terminates employment because Occidental materially breaches the agreement, Dr. Irani is entitled to receive three times his highest annual salary and bonus for any calendar year commencing with January 1, 2000 (subject to certain offsets of disability benefits in the case of termination due to disability), without obligation to mitigate, payable, at Dr. Irani's option, in equal monthly installments over three years or in an undiscounted lump sum. In such event of termination, Dr. Irani is also entitled to receive his medical, welfare and life insurance benefits; and if such termination is not due to death or disability, his existing perquisites and the full and immediate vesting of his restricted stock, stock options and any other long-term incentive benefits; provided that the options or stock appreciation rights shall be exercisable as if he had retired on such date and that nothing in his employment agreement affects his existing grant agreements. If after termination of his employment Dr. Irani is not eligible to participate in Occidental's benefit plans as contemplated by his employment agreement, then Occidental will provide Dr. Irani with substantially equivalent benefits and will reimburse him for any additional tax liabilities incurred by him as a result of his receipt of such benefits.

     If Occidental materially breaches the agreement and does not cure the breach after notice thereof, Dr. Irani may terminate his employment and treat such occurrence as if it were a termination by Occidental; provided that it shall not be a material breach if, following the merger or sale of Occidental or substantially all of its assets, Dr. Irani continues to have substantially the same executive duties and reports to the acquirer's board of directors. The agreement also holds Dr. Irani harmless from the effects of any excise or other taxes payable under or as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986 or comparable state law by reason of a change of control, including taxes payable on any amounts paid pursuant to this hold harmless provision. During and after the term of the agreement, Dr. Irani is entitled to the payment of all legal fees other than those of a purely personal nature. In addition, the agreement provides for additional indemnification for Dr. Irani to the fullest extent permitted by applicable law and for Occidental to maintain Directors' and Officers' liability insurance

[OXY LOGO]----------------------------------------------------------------------


with policy limits aggregating not less than $100 million, insuring Dr. Irani against occurrences which occur during the term of the agreement.

DR. LAURANCE

     On November 17, 2000, Dr. Laurance entered into an amended and restated employment agreement with Occidental. The agreement, as amended, is for a five-year term with an annual salary at a minimum rate of $990,000, subject to annual increase (and, as part of across-the-board reductions for other officers, decrease) at the reasonable discretion of the Board of Directors and the Executive Compensation and Human Resources Committee. In addition, Dr. Laurance is eligible for a discretionary annual cash bonus and to participate in Occidental's qualified and nonqualified retirement plans, its incentive stock plan, deferred compensation plan and any future performance plans adopted by Occidental as well as any group life insurance, medical care (including coverage for his wife and children), disability and other plans or benefits which Occidental may provide for him. Prior to his retirement, Dr. Laurance will receive life insurance at least equal to three times his highest career annual salary, which insurance shall be assignable at Dr. Laurance's option. During the term of his employment, Dr. Laurance will receive the minimum perquisites to which he was entitled prior to the effective date of his agreement. See also footnote (5) to the Compensation Table on page 10.

     Following his retirement or upon the termination of his employment by Occidental, Dr. Laurance will continue to receive life insurance equal to twice his highest career annual salary, medical benefits no less favorable than those provided to Dr. Laurance prior to such retirement or termination, and the personal tax, accounting and financial planning services he currently receives. If the agreement terminates due to Dr. Laurance's death, Dr. Laurance's estate will be entitled to a pro-rata portion of any bonus he was entitled to have received for the year of his death. If Dr. Laurance is married at the time of his death, his wife will be entitled, for the remainder of her life, to continuation of medical benefits throughout her life. If Dr. Laurance is terminated by Occidental for any reason, or if Dr. Laurance terminates employment because Occidental materially breaches the agreement, Dr. Laurance is entitled to receive three times his highest annual salary and bonus for any calendar year commencing with January 1, 2000 (subject to certain offsets of disability benefits in the case of termination due to disability) without obligation to mitigate, payable, at Dr. Laurance's option, in equal monthly installments over three years or in an undiscounted lump sum. In such event of termination, Dr. Laurance is also entitled to receive his medical, welfare and life insurance benefits; and if such termination is not due to death or disability, the full and immediate vesting of his restricted stock, stock options and any other long-term incentive benefits; provided that the options or stock appreciation rights shall be exercisable as if he had retired on such date and that nothing in his employment agreement affects his existing grant agreements. If after termination of his employment Dr. Laurance is not eligible to participate in Occidental's benefit plans as contemplated by his employment agreement, then Occidental will provide Dr. Laurance with substantially equivalent benefits and will reimburse him for any additional tax liabilities incurred by him as a result of his receipt of such benefits.

     If Occidental materially breaches the agreement and does not cure the breach after notice thereof, Dr. Laurance may terminate his employment and treat such occurrence as if it were a termination by Occidental; provided that it shall not be a material breach if, following the merger or sale of Occidental or substantially all of its assets, Dr. Laurance continues to have substantially the same executive duties and reporting relationships. The agreement also holds Dr. Laurance harmless from the effects of any excise or other taxes payable under or as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986 or comparable state law by reason of a change of control, including taxes payable on any amounts paid pursuant to this hold harmless provision. During and after the term of the agreement, Dr. Laurance is entitled to the payment of all legal fees other than those of a purely personal nature. In addition, the agreement provides for additional indemnification for Dr. Laurance to the fullest extent permitted by applicable law and for Occidental to maintain Directors' and Officers' liability insurance with policy limits aggregating not less than $100 million, insuring Dr. Laurance against occurrences which occur during the term of the agreement.

--------------------------------------------------------------------------------


MR. HIRL

     On December 13, 2001, Mr. Hirl entered into a new employment agreement with Occidental to reflect Mr. Hirl's desire to begin phased retirement. Under his agreement, Mr. Hirl continued to serve as the President and Chief Executive Officer of Occidental Chemical Corporation through December 31, 2001. From January 1, 2002 until his retirement on June 30, 2003, he will continue to serve as an Executive Vice President of Occidental. During the term of the agreement, Mr. Hirl will receive an annual salary of not less than $660,000. If Mr. Hirl's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. Hirl the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. Hirl will receive his then current base salary rate for the remaining term of his agreement and will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise options previously granted him that are or become exercisable. Following his retirement and if he executes the consulting agreement annexed to his agreement, Mr. Hirl will continue as a consultant to Occidental until June 30, 2005, at an annual salary of $200,000.

MR. CHAZEN

     Mr. Chazen has an employment agreement with Occidental for a term expiring in October 2005, providing for an annual salary of not less than $572,000. If Mr. Chazen's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. Chazen the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. Chazen will receive an amount equal to twice the sum of his highest base salary and annual cash bonus target, which amount is payable over a two-year compensation period. During the compensation period, Mr. Chazen will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise options previously granted him that are or become exercisable. Following the compensation period, Mr. Chazen will continue as a consultant to Occidental until October 2005, at an annual salary of $50,000. During the compensation period and any consultancy period, any stock awards granted prior to Mr. Chazen's termination will continue to vest in the same manner and in the same amounts as if he continued as a full-time employee. Mr. Chazen may terminate the agreement at any time upon 60 days prior written notice.

MR. DE BRIER

     Mr. de Brier has an employment agreement with Occidental for a term expiring in May 2003, providing for an annual salary of not less than $530,000. If Mr. de Brier's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. de Brier the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. de Brier will receive an amount equal to twice the sum of his highest base salary and annual cash bonus target, which amount is payable in equal monthly installments over a two year compensation period. During the compensation period, Mr. de Brier will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise options previously granted him that are or become exercisable. During the compensation period, any stock awards granted prior to Mr. de Brier's termination will continue to vest in the same manner and in the same amounts as if he continued as a full-time employee.

REPORT OF THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE

     The Executive Compensation and Human Resources Committee of the Board of Directors is responsible for Occidental's executive compensation programs. The Committee is selected from members of the Board of Directors who are Independent Directors as defined under Occidental's Corporate Governance Policies. This report is provided by the Committee to assist stockholders in understanding the philosophy and objectives underlying the compensation of Occidental's senior executives.

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PHILOSOPHY

     Occidental's executive compensation programs are designed to attract and retain top quality executive talent and also to provide incentives for them to enhance stockholder value. The Committee is guided by the following principles that are included in Occidental's Corporate Governance Policies:

     o Compensation arrangements shall focus on pay for performance to encourage the retention of employees who make significant contributions to Occidental's performance;

     o Compensation arrangements shall encourage executive stock ownership to align the interests of management and stockholders;

     o Compensation arrangements shall maintain an appropriate balance between base salary and annual and long-term incentive opportunities;

     o Decisions concerning the compensation of individual executives shall take into consideration compensation history, including any special compensation payments.

     o The Committee shall link pay to the achievement of financial goals set in advance for any senior management cash incentive compensation plans;

     o The Committee shall set annual and long-term performance goals for the Chairman of the Board and Chief Executive Officer and evaluate his performance against such goals and the performance of Occidental's peer companies; and

     o The Committee shall hold an executive session at least once a year at which employee directors are not present.

     Occidental is committed to the principle of pay-for-performance. The compensation programs described below link executive compensation to business performance that in turn enhances stockholder value.

EXECUTIVE COMPENSATION PROGRAMS

     Occidental's executive compensation programs are composed of three main elements:

     o    Base salary

     o    Annual cash incentives

     o    Long-term incentives

     Base salary and annual cash incentives are designed to attract and retain top quality executives and to recognize individual performance and the achievement of business objectives each year. The value of long-term incentives is directly linked to the performance of the common stock and, therefore, to total stockholder return. Long-term incentives have been granted in the form of stock options, performance stock and restricted stock.

     In evaluating Occidental's executive compensation programs, the Committee solicits the services of outside compensation consultants and Occidental's compensation staff regarding plan design and industry pay practices. Occidental participates in several compensation surveys each year that are conducted by third-party compensation consulting firms. A number of these surveys are focused primarily on major U.S. oil and chemical companies (including companies within the peer groups selected for the graph presented under the subheading "Performance Graph").

CASH COMPENSATION

     In determining base salary levels, Occidental maintains an administrative framework of job levels into which positions are assigned based on internal comparability and external market data. Base salaries and the other components of compensation are reviewed annually and adjusted as appropriate to reward performance and maintain our competitive position. From time to time, other forms of compensation may be utilized in lieu of an annual adjustment.

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     Since 1995, cash incentive awards have been granted under the Occidental
Petroleum Corporation Executive Incentive Compensation Plan. Participation is determined by job level and is intended to reward individuals who have a significant impact on business performance. Under the Executive Incentive Compensation Plan, 60 percent of a participant's award is based on the attainment of predetermined financial objectives by Occidental and its subsidiaries and 40 percent is based on a subjective assessment of the participant's achievement of predetermined individual performance objectives and the participant's response to unanticipated challenges during the plan year.

LONG-TERM INCENTIVES

     The Committee grants long-term incentive awards, generally in the form of stock options, restricted stock or performance stock grants, based on its assessment of an executive's contributions and potential to influence Occidental's future performance. The Committee believes that long-term awards should create a long-term incentive to increase stockholder value and provide a retention vehicle for key executives. The Committee also believes that such stock-based compensation encourages executives to view Occidental from the stockholders' perspective.

EMPLOYMENT AGREEMENTS

     Occidental offers employment agreements to key executives only when it is in the best interest of Occidental and its stockholders to attract and retain such key executives and to ensure continuity and stability of management. In accordance with a policy adopted by the Board of Directors in September 1992, no employment agreements with new executives will contain provisions, commonly referred to as "golden parachutes," that provide for additional severance benefits in the event of a change in control. For a summary of the employment agreements for the named executive officers, see "Employment Agreements" beginning at page 13.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deduction of compensation paid to the chief executive officer and other named executive officers to the extent the compensation of a particular executive exceeds $1 million, unless such compensation is based upon stock price appreciation over market value at the date of grant (in the case of stock options) or predetermined quantifiable performance goals (in the case of other incentive compensation) or paid pursuant to a written contract that was in effect on February 17, 1993. Although the Committee considers the tax consequences of its compensation decisions, it is not the policy of the Committee to pay only deductible compensation, rather the Committee gives priority to other objectives in circumstances it deems appropriate.

2001 COMPENSATION DECISIONS

     In December 2000, the Executive Compensation and Human Resources Committee approved, effective January 1, 2001, industry-competitive salary increases for the named executive officers to acknowledge personal accomplishments and excellent performance during 2000. Dr. Irani received a 4% salary increase. The Committee also increased bonus targets for performance during 2001 for two of the named executive officers to reflect competitive practice for senior executive officers in peer companies in the oil and chemical industries. Dr. Irani's bonus target was increased from 85% to 100% of his base salary.

     Also in December 2000, the Committee granted, effective January 1, 2001, performance stock awards under the 1995 Incentive Stock Plan. In granting awards to the named executives, the Committee considered overall contributions, competitive practices among peer companies in the oil industry, and each executive's potential to affect Occidental's future performance. The performance stock award for Dr. Irani, in the amount of 75,052 shares, is consistent with awards to similarly compensated executive officers of peer companies in the oil industry.

     In addition, in December 2000, the Committee established primary performance goals for Dr. Irani for 2001. The goals included key financial objectives, the enhancement of the long-term value of Occidental's portfolio of assets, the improvement of earnings through on-going business growth, decreased operating and overhead

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costs, debt reduction, and cash generation from certain business segments, and the maintenance of a high performing organization through continued emphasis on corporate-wide leadership training and enhanced communications.

     In April 2001, the Committee reviewed and approved a restatement of Occidental's Executive Incentive Compensation Plan, the annual bonus plan for executives. The restatement covers eligibility for participation; the establishment of target awards, payout ranges, and performance measures; the payment of awards; and required approvals. The Committee also approved amendments to Occidental's Deferred Compensation Plan and Supplemental Retirement Plan. In addition, the Committee approved an amendment to the 2001 Incentive Compensation Plan to clarify and confirm that any stock options granted by Occidental will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted award, without shareholder approval.

     In July 2001, the Committee reviewed and approved annual stock option grants under the 2001 Incentive Compensation Plan. Grants were based on competitive practices in the oil and chemical industries, as well as a subjective assessment of each executive's individual performance and potential to contribute to Occidental's future performance. The Committee approved a grant of non-qualified and qualified stock options to Dr. Irani in the amount of 1,300,000 shares, in recognition of Dr. Irani's leadership role in sustaining Occidental's high performance levels.

     In November 2001, the Committee reviewed and approved a new employment agreement for Mr. Hirl, whereby Mr. Hirl agreed to serve as Executive Vice President of Occidental Petroleum through June 30, 2003, after which Mr. Hirl will retire from Occidental and serve as a consultant to the Company through June 30, 2005. A summary of the employment contract is set forth on page 15.

     In December 2001, the Committee and the Lead Independent Director reviewed Dr. Irani's performance goals and objectives for 2001 and noted Dr. Irani's significant accomplishments during 2001 in improving corporate earnings and reducing debt and overhead costs. The Committee also considered salary increases for the named executive officers for 2002 and decided that restricted stock awards should be granted, effective December 12, 2001, in lieu of salary increases. The approved awards reflected individual contributions, Occidental's outstanding business results, competitive survey data, and the impact of the forfeited salary increase on annual bonus opportunities, retirement and savings plan contributions, performance stock incentives, and other benefits. Dr. Irani was awarded a restricted stock award of 90,000 shares.

     In February 2002, the Committee reviewed annual bonus awards for 2001. As described above, awards under the Executive Incentive Compensation Plan to the named executive officers, including Dr. Irani, are based on the achievement of predetermined financial goals (60%), including earnings per share, and the achievement of predetermined individual goals (40%). Because of the achievement in 2001 of the Company's financial goals and his individual goals as noted above, Dr. Irani received a cash bonus award of $2,600,000.

     In February 2002, the Committee also certified the payouts to be made under the 1995 Incentive Stock Plan for performance stock awards granted in January 1998, for which the performance period ended December 31, 2001. In certifying the awards, the Committee modified the awards to adjust for the fact that certain of the peer group companies listed in the award agreements had merged or ceased to exist by the end of the performance period. The awards to "covered employees" are reflected in the Summary Compensation Table on page 9. Dr. Irani received a payment of 47,488 shares of stock from his 1998 performance stock award.

                        Respectfully submitted,

                        EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE

                        Irvin W. Maloney (chairman)
                        Ronald W. Burkle
                        John S. Chalsty
                        Rosemary Tomich

--------------------------------------------------------------------------------


PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total return of the common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of the original peer group and the revised peer group over the five-year period ending on December 31, 2001. The graph assumes that $100 was invested in Occidental common stock, in the stock of the companies in the Standard & Poor's 500 Index and in the stocks of the peer group companies just prior to the commencement of the period (December 31, 1996) and that all dividends received within a quarter were reinvested in that quarter. The original peer group companies are Anadarko Petroleum Corporation, Burlington Resources Inc., Conoco Inc., Georgia Gulf Corporation, Kerr-McGee Corporation, Lyondell Petrochemical Corporation, Occidental, Phillips Petroleum Corporation and Unocal Corporation. The revised peer group companies are Amerada Hess Corporation, Anadarko Petroleum Corporation, Burlington Resources Corporation, Georgia Gulf Corporation, Kerr McGee Corporation, Lyondell Petrochemical Corporation, Occidental, Phillips Petroleum Corporation and Unocal Corporation. Occidental revised the peer group to substitute Amerada Hess Corporation for Conoco, Inc. which is in the process of merging with Phillips Petroleum Corporation.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     OF OCCIDENTAL COMMON STOCK, THE S&P 500 INDEX AND SELECTED PEER GROUPS

                               [graphic omitted]

      [the table below is a tabular representation of graphical materials]

                       12/31/96   12/31/97   12/31/98   12/31/99   12/29/00   12/31/01
                       --------   --------   --------   --------   --------   --------
Occidental              $  100     $  130     $   78     $  105     $  124     $  141

Revised Peer Group         100        106         80         96        121        113

Current Peer Group         100        107         78         97        123        116

S&P 500                    100        133        171        208        189        166

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                              AUDIT AND OTHER FEES
                                  ------------

AUDIT FEES

     The aggregate fees incurred for professional services rendered by Arthur Andersen LLP for the audit of Occidental's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in Occidental's Quarterly Reports on Form 10-Q for that fiscal year were $3,906,000.

AUDIT RELATED FEES

     Fees of $1,164,000 were incurred for professional services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2001, for audit related services, including statutory and subsidiary audits, employee benefit plan audits, and accounting research assistance and structure review on proposed transactions such as financings and acquisitions.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were incurred for professional services rendered by Arthur Andersen LLP for information technology services relating to financial information system design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees incurred for services rendered by Arthur Andersen LLP to Occidental, other than the services described above under "Audit Fees", "Audit Related Fees" and "Financial Information System Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $4,885,000, which includes $2,000,000 for internal audit assistance and $1,000,000 for assistance in integrating operations following an acquisition in April 2000 and the balance primarily for tax related services. Occidental will use Ernst & Young LLP instead of Arthur Andersen LLP for internal audit assistance beginning in 2002.

                          REPORT OF THE AUDIT COMMITTEE
                                  ------------

     The Audit Committee has reviewed and discussed Occidental's audited financial statements for the fiscal year ended December 31, 2001 with management. In addition, the Audit Committee has discussed with Arthur Andersen LLP, Occidental's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as currently in effect. The Audit Committee received from Arthur Andersen LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and as currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by Arthur Andersen LLP to Occidental is compatible with maintaining their independence and has discussed with the auditors the auditors' independence.

     Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                                Respectfully submitted,

                                THE AUDIT COMMITTEE

                                Rosemary Tomich (chairman)
                                Irvin W. Maloney
                                Aziz D. Syriani

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                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  ------------

     The Audit Committee of the Board of Directors of Occidental is reviewing the selection of independent public accountants to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2002, in light of the recent indictment of Arthur Andersen LLP. Arthur Andersen LLP has audited Occidental's financial statements annually since 1961. A member of that firm is expected to be present at the annual meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS
                                  ------------

     Occidental has been advised by four holders of common stock of their intention to introduce at the annual meeting the following proposals and supporting statements. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof, which are presented as received from the stockholders.

PROPOSAL 2:  POLICY ON POISON PILLS

     Mr. Emil Rossi of Boonville, California, the owner of 415 shares of common stock, has notified Occidental that he intends to present the following proposal at the 2002 annual meeting.

     "Occidental shareholders request that our Board of Directors adopt a meaningful shareholder vote policy on poison pills. This consistent single policy includes a shareholder vote prior to adopting any poison pill and also redemption or termination of any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting.

     The poison pill is an important issue for shareholder vote even if our company does not now have a poison pill or plan to adopt a poison pill in the future. Currently our Board can adopt a poison pill and/or redeem a current poison pill and adopt a new poison pill: 1) At any time 2) In a short period of time 3) Without shareholder approval

              NEGATIVE EFFECTS OF POISON PILLS ON SHAREHOLDER VALUE
     A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits.
     Source: Office of the Chief Economist, Securities and Exchange Commission, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

                   ADDITIONAL SUPPORT FOR THIS PROPOSAL TOPIC:

o    Pills adversely affect shareholder value.
     "Even though [the pills] are designed as protection and not intended ever to be triggered, the pills are poison, indeed. The basic function of pills is, simply stated, to confront a hostile purchaser with immediate and unacceptable dilution of the value of his investment. The pill is a `doomsday device,' with such potent wealth destroying characteristics ..."

     Power and Accountability
     Robert Monks and Nell Minow
     Chapter 2, page 49 after "1,000 Poison Pills" heading.
     Source: www.thecorporatelibrary.com/power


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o    The Council of Institutional Investors
     www.ciiorg/ciicentral/policies.htm & www.cii.org recommends shareholder approval of all poison pills.

                         INSTITUTIONAL INVESTOR SUPPORT
     Many institutional investors believe poison pills should be submitted for a vote by shareholders. Institutional investors include:
     1. Teachers Insurance and Annuity Association College Retirement Equities Fund (TIAA-CREF) Source: TIAA-CREF Policy Statement on Corporate Governance
     2.   California Public Employees Retirement System (CalPERS) Source:
          CalPERS U.S. Corporate Governance Principles. IV. Governance Guidelines, D. Shareholder Rights.

     A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate. We believe a shareholder vote on poison pills will avoid an unbalanced concentration of power in our directors who could focus on narrow interests at the expense of the vast majority of shareholders.

             INSTITUTIONAL INVESTOR SUPPORT IS HIGH-CALIBER SUPPORT
     Additional evidence of significant institutional support is the sponsorship by institutional investors such as TIAA-CREF, Gamco Investors and the New York State Retirement Fund of their own proposals on this same topic. Shareholder right to vote on poison pill resolutions achieved a 57% average yes-vote from shareholders at 26 major companies in 2000.
     Source: IRRC /Average Voting Results, 9/27/00.

     Institutional investor support is high-caliber support. Institutional investors have the advantage of a specialized staff and resources, long-term focus, fiduciary duty and independent perspective to thoroughly study the issues involved in this proposal topic.

                           68% VOTE AT A MAJOR COMPANY
     This proposal won 68% of the yes-no vote at the Burlington Northern Santa Fe (BNI) 2001 annual meeting. The text of the BNI proposal and 68%-vote data is available at the Securities and Exchange Commission website under EDGAR
Archives: BNI 2001 reports DEF 14 and 10-Q.

                SHAREHOLDER VOTE PRECEDENT SET BY OTHER COMPANIES
     In recent years, various companies have given shareholders a meaningful vote on this topic. Our company should do so as well.

     In the interest of shareholder value vote yes:
     SHAREHOLDER VOTE ON POISON PILLS
     YES ON 2

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     Occidental does not currently have a poison pill. However, the Board of Directors feels that it is in the best interests of Occidental and its stockholders that the Board of Directors retain the flexibility to adopt an anti-takeover provision if and when necessary.

     A study by Georgeson Shareholder Communications Inc showed that between 1992 and 1996, stockholders of companies with "poison pills" received significantly higher value than companies without them. (Georgeson Shareholder Communications Inc., "Mergers & Acquisitions: Poison Pills and Shareholder Value/1992-1996," 1997). Rather than harm shareholder value, as has been suggested by the proponent, the ability to adopt an anti-takeover provision would give Occidental a better position from which to bargain with a potential buyer. This better bargaining position should lead to a higher value for stockholders.

     The Board of Directors has a fiduciary duty to act in the best interests of Occidental and its stockholders. Any decision to adopt an anti-takeover provision, such as a poison pill, would be made only after deliberation by the

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Board. The Board is in the best and most informed position to evaluate and consider whether circumstances call for the adoption of an anti-takeover provision in order to protect Occidental and its stockholders.

     Accordingly, the Board of Directors recommends a vote AGAINST Proposal 2. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in the proxy card.

PROPOSAL 3:  REPORT ON GLOBAL WARMING EMISSIONS

     Walden/BBT Domestic Social Index Fund, 40 Court Street, Boston, Massachusetts 02108, the owner of 1100 shares of common stock, The Sinsinawa Dominicans, 7200 W. Division Street, River Forest, Illinois 60305, the owner of 100 shares of common stock, and The Needmor Fund, 275 South Main Street, Suite 206, Longmont, Colorado 80501 the owner of 1100 shares of common stock, have each notified Occidental that they intend to present the following proposal at the 2002 annual meeting.

"WHEREAS:

o The Intergovernmental Panel on Climate Change has found "new and stronger evidence that most of the warming observed over the last 50 years is attributed to human activity." (See www.ipcc.ch/Climate Change 2001: The Scientific Basis/Summary for Policymakers)

o Growing evidence indicates that environmental damage from fossil fuel burning will be major and worldwide. Threats to human health and habitats include (See www.ipcc.ch/Climate Change 2001: Impacts, Adaptations and Vulnerability/Summary for Policymakers)
     o widespread increase in the risk of floods inundating the homes of tens of millions of people, resulting in increased drowning, disease and, in developing countries, hunger; increases, in some geographic areas, in droughts, floods, landslides, storms, and incidences of water-borne (cholera) and vector-borne (malaria) diseases; and irreversible damage to vulnerable ecosystems, with increased risk of extinction of more vulnerable species and loss of biodiversity.

o In July 2001, 178 nations signed the Bonn agreement, requiring industrialized nations to reduce greenhouse emissions to 5.2% less than 1990 levels, by 2008. (Wall Street Journal, 7/24/01)

o Dupont's CEO stated, "We are preparing our company for a long journey to a more climate- friendly...global economy. We have already reduced our global greenhouse gases by nearly 60%, [and are] committed to...setting new goals for 2010: reducing global carbon-equivalent greenhouse gas emissions by 65% [from 1990 levels]; holding total energy use flat [at 1990 levels]; and using renewable resources for 10% of our global energy use." (11/00)

o Major automakers are developing alternative non-combustion engines and technologies to reduce vehicles' fossil fuel demands. Ford's Chairman has said, "We are committed to an improvement in fuel economy for all of our vehicles... [and] a reduction in carbon dioxide emissions. We know greenhouse gases and global temperatures are increasing." (4/14/00)

o Royal Dutch/Shell and BP have invested in renewables for years. Royal Dutch/Shell added a penalty of $5/ton of carbon produced when evaluating investment returns on new projects, anticipating more stringent carbon-related regulatory regimes. (Financial Times, 9/12/00)

o Companies with top-rated environmental records are faring significantly better financially than those with worse records. From 1997-2000, they had 3.53% higher annual returns on investment than a broader universe of companies, and 7.80% higher annual returns than companies with low-rated' environmental records. (QED International, 2001)

o    Thirty-nine top religious leaders stated, "... global warming is a scientific fact .... More investment in renewable energy and fuel efficiency is now a moral imperative, especially because these are technologically feasible and economically viable." (National Council of Churches, 5/21/01)

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o    We believe that good stewardship of our resources requires that we reduce polluting emissions when possible and prudent.

RESOLVED: That the Company report to shareholders (at reasonable cost and omitting proprietary information) by August 2002 on (a) total annual greenhouse gas emissions (i) from our company's own operations and (ii) from its products (as best as the Company can estimate); and (b) an estimate of the feasibility and cost of substantially reducing these emissions, together with an evaluation of whether our Company would need such changes to be made on an industry-wide basis and, if so, how that could be accomplished."

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     Occidental makes available to its stockholders an Annual Report on Health, Environment and Safety (the "HES Report"). In the HES Report for 2000, Occidental explained that it is monitoring the global warming issue, provided an estimate of Occidental's carbon dioxide emissions from its worldwide operations and described some of the measures that the Company has implemented to improve the energy efficiency of its operations. To the extent that there are legislative changes related to the global warming issue that materially impact how Occidental conducts its business or the products it sells, Occidental will discuss those impacts either in its annual HES report or in its annual and quarterly reports filed with the Securities and Exchange Commission. An additional report of the type requested by the proponent would be duplicative and unnecessary.

     Moreover, the Board believes that, given the lack of consensus within the scientific community regarding the climate change issue and the lack of economically viable substitutes for fossil fuels to satisfy the world's energy needs, any special report attempting to quantify potential financial effects on Occidental would be entirely speculative and, consequently, of little, if any, value. Occidental is not in a position to assess the costs of compliance with legislation that has not been enacted, or potential damages to as yet unknown parties.

     Accordingly, the Board of Directors recommends a vote AGAINST Proposal 3. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in the proxy card.

        STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                                  ------------

     Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2003 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental's Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and be received no later than November 19, 2002.

     Under Occidental's By-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures provide that an item of business to be introduced at an annual meeting must be submitted in writing to the Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024. Notice of the proposed item of business must be received no later than January 31, 2003. Notice of the proposed item of business must include the information required by Occidental's By-laws.

     In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

     The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental's By-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

--------------------------------------------------------------------------------


                NOMINATIONS FOR DIRECTORS FOR TERM EXPIRING 2004
                                  ------------

     The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if the stockholder recommendations are forwarded to the Secretary of Occidental and are otherwise in compliance with Occidental's By-laws. Under Occidental's By-laws, nominations for directors, other than those made by the Board of Directors, must be received 70 to 90 days prior to the anniversary date of the prior year's annual meeting. If the meeting date is not within 30 days of the anniversary date, the nomination must be received not later than the tenth day following the earlier of the day on which the notice of the meeting date was mailed or the day public disclosure of the new date was made. The stockholder's nomination must include the information required by the By-laws.

                          CORPORATE GOVERNANCE POLICIES
                                  ------------

    A copy of Occidental's corporate governance policies or Occidental's Code of Business Conduct is available upon request by writing to Occidental.

                                  ANNUAL REPORT
                                  ------------

     Occidental's 2001 Annual Report on Form 10-K is concurrently being mailed to stockholders. The Annual Report contains consolidated financial statements of Occidental and its subsidiaries and the report thereon of Arthur Andersen LLP, independent public accountants.

                                        Sincerely,

                                        /s/ DONALD P. DE BRIER
                                        Donald P. de Brier
                                        Secretary

                                        Los Angeles, California
                                        March 19, 2002



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE OR FOLLOW THE PROCEDURES OUTLINED ON THE CARD TO VOTE BY TELEPHONE OR INTERNET.

(PROXY CARD)

The shares represented by this proxy card will be voted as directed below. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3. THIS PROXY CARD WILL BE KEPT CONFIDENTIAL IN ACCORDANCE WITH THE CONFIDENTIAL VOTING POLICY DESCRIBED ON PAGE 1 OF THE PROXY STATEMENT.

                                                                     Please mark
                                                             [ X ]    your votes
                                                                       as this

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR PROPOSAL 1.                                          FOR     WITHHELD
                                                              ALL      FOR ALL
PROPOSAL 1  The election as directors of the
following nominees:                                          [   ]     [   ]

(01) Ronald W. Burkle            (06) Dale R. Laurance
(02) John S. Chalsty             (07) Irvin W. Maloney
(03) Edward P. Djerejian         (08) Rodolfo Segovia
(04) John E. Feick               (09) Aziz D. Syriani
(05) Ray R. Irani                (10) Rosemary Tomich

(To withhold authority to vote for any nominee(s), mark For all and write nominee(s) name(s) in the space provided below.)


--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 2 AND 3.

                                                     FOR    AGAINST    ABSTAIN

PROPOSAL 2  Policy on                               [   ]    [   ]      [   ]
poison pills.

PROPOSAL 3  Report on                               [   ]    [   ]      [   ]
global warming emissions.


IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW


Please sign your name exactly as it appears printed hereon. When shares are held by joint tenants, both should sign. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should sign their full title as such.

Signature                                            Date
         ------------------------------------------      -----------------------
Signature                                            Date
         ------------------------------------------      -----------------------

--------------------------------------------------------------------------------
                       /\   SIGN, DETACH AND RETURN   /\

                      VOTE BY INTERNET, TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    INTERNET
                           HTTP://WWW.EPROXY.COM/OXY
                   Use the Internet to vote your proxy.
                   Have your proxy card in hand when you
                   access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-435-6710

                   Use any touch-tone telephone to
                   vote your proxy. Have your proxy card
                   in hand when you call. You will be
                   prompted to enter your control number,
                   located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                   Mark, sign and date your proxy card and
                   return it in the enclosed postage-paid
                   envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                  \/   DETACH AND BRING TO ANNUAL MEETING   \/
--------------------------------------------------------------------------------
   Bring this admission ticket with you to the meeting on May 3. Do not mail.

[OXY LOGO]  OCCIDENTAL PETROLEUM CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS

This admission ticket admits you and ONE guest to the meeting. You will NOT be let in to the meeting without an admission ticket or other proof of stock ownership as of March 8, 2002, the record date.



                GRAND BALLROOM              MEETING HOURS
                The St. Regis Hotel         Registration begins 9:30 A.M.
                2055 Avenue of the Stars    Refreshments from 9:30 to 10:30 A.M.
                Los Angeles, California     Meeting starts at 10:30 A.M.


ADMISSION TICKET
Please see the back of this card for parking instructions.

1265-A (SOR)

(REVERSE SIDE OF PROXY CARD)

PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

                        OCCIDENTAL PETROLEUM CORPORATION

     DR. RAY R. IRANI, DR. DALE R. LAURANCE and AZIZ D. SYRIANI, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 3, 2002, and at any adjournment, as if the undersigned were present and voting at the meeting.

     The shares represented by this proxy will be voted as directed on the reverse side of this card. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3. In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

     Your proxy will be kept confidential in accordance with the Confidential Voting Policy described on page 1 of the Proxy Statement.

--------------------------------------------------------------------------------
                       /\   SIGN, DETACH AND RETURN   /\

                      VOTE BY INTERNET, TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    INTERNET
                           HTTP://WWW.EPROXY.COM/OXY
                   Use the Internet to vote your proxy.
                   Have your proxy card in hand when you
                   access the web site. You will be prompted to enter your control number, located in the box on the reverse side, to create and submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-435-6710

                   Use any touch-tone telephone to
                   vote your proxy. Have your proxy card
                   in hand when you call. You will be
                   prompted to enter your control number,
                   located in the box on the reverse side,
                   and then follow the directions given.

                                       OR

                                      MAIL

                   Mark, sign and date your proxy card and
                   return it in the enclosed postage-paid
                   envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                  \/   DETACH AND BRING TO ANNUAL MEETING   \/
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

DIRECTIONS TO THE ST. REGIS HOTEL
 AND PARKING FOR STOCKHOLDERS

o From either direction on the 405 (San Diego Freeway), take the Santa Monica Boulevard exit East.

o  Proceed to Avenue of the Stars and turn right.

o Continue on Avenue of the Stars. Hotel will be on the right at Olympic Way.

o  Enter Hotel parking driveway.

THE PARKING FEE AT THE ST. REGIS HOTEL WILL BE
PAID BY OCCIDENTAL PETROLEUM CORPORATION.

(VOTING INSTRUCTION CARD - OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN)

The shares represented by this voting instruction card will be voted as directed below. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3. IN ACCORDANCE WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, YOUR VOTE MUST BE KEPT CONFIDENTIAL BY THE TRUSTEE.

                                                                     Please mark
                                                             [ X ]    your votes
                                                                       as this

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR ITEM 1.                                              FOR     WITHHELD
                                                              ALL      FOR ALL
PROPOSAL 1  The election as directors of the
following nominees:                                          [   ]     [   ]

(01) Ronald W. Burkle            (06) Dale R. Laurance
(02) John S. Chalsty             (07) Irvin W. Maloney
(03) Edward P. Djerejian         (08) Rodolfo Segovia
(04) John E. Feick               (09) Aziz D. Syriani
(05) Ray R. Irani                (10) Rosemary Tomich

(To withhold authority to vote for any nominee(s), mark For all and write nominee(s) name(s) in the space provided below.)


--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 2 AND 3.

                                                     FOR    AGAINST    ABSTAIN

PROPOSAL 2  Policy on                               [   ]    [   ]      [   ]
poison pills.

PROPOSAL 3  Report on                               [   ]    [   ]      [   ]
global warming emissions.


IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW


Please sign your name exactly as it appears printed hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should sign their full title as such.

Signature                                            Date
         ------------------------------------------      -----------------------
Signature                                            Date
         ------------------------------------------      -----------------------

--------------------------------------------------------------------------------
                       /\   SIGN, DETACH AND RETURN   /\

                      VOTE BY INTERNET, TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    INTERNET
                           HTTP://WWW.EPROXY.COM/OXY
                   Use the Internet to vote your proxy.
                   Have your proxy card in hand when you
                   access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-435-6710

                   Use any touch-tone telephone to
                   vote your proxy. Have your proxy card
                   in hand when you call. You will be
                   prompted to enter your control number,
                   located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                   Mark, sign and date your proxy card and
                   return it in the enclosed postage-paid
                   envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                  \/   DETACH AND BRING TO ANNUAL MEETING   \/
--------------------------------------------------------------------------------
   Bring this admission ticket with you to the meeting on May 3. Do not mail.

[OXY LOGO]  OCCIDENTAL PETROLEUM CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS

This admission ticket admits you and ONE guest to the meeting. You will NOT be let in to the meeting without an admission ticket or other proof of stock ownership as of March 8, 2002, the record date.



                GRAND BALLROOM              MEETING HOURS
                The St. Regis Hotel         Registration begins 9:30 A.M.
                2055 Avenue of the Stars    Refreshments from 9:30 to 10:30 A.M.
                Los Angeles, California     Meeting starts at 10:30 A.M.


ADMISSION TICKET
Please see the back of this card for parking instructions.

1265-B (PSA)

(REVERSE SIDE OF VOTING INSTRUCTION CARD)


                        OCCIDENTAL PETROLEUM CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS


TO THE TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN:

     I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 3, 2002, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Occidental Petroleum Corporation Savings Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

     My vote for the election of directors is indicated on the reverse side. Nominees are: Dr. Ray R. Irani, Dr. Dale R. Laurance, Messrs. Ronald W. Burkle,, John S. Chalsty, Edward P. Djerejian, John E. Feick, Irvin W. Maloney, Rodolfo Segovia, and Aziz D. Syriani and Miss Rosemary Tomich. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

     I UNDERSTAND THAT IN THE EVENT THAT I DO NOT RETURN THIS CARD, ANY SHARES HELD FOR MY ACCOUNT IN THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN WILL BE VOTED BY YOU IN ACCORDANCE WITH THE DIRECTION OF THE PLAN'S ADMINISTRATIVE COMMITTEE.

--------------------------------------------------------------------------------
                       /\   SIGN, DETACH AND RETURN   /\


                                   [OXY LOGO]

                   IN ACCORDANCE WITH THE EMPLOYEE RETIREMENT
                 INCOME SECURITY ACT OF 1974, YOUR VOTE MUST BE
                       KEPT CONFIDENTIAL BY THE TRUSTEE.


                  \/   DETACH AND BRING TO ANNUAL MEETING   \/
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

DIRECTIONS TO THE ST. REGIS HOTEL
 AND PARKING FOR STOCKHOLDERS

o From either direction on the 405 (San Diego Freeway), take the Santa Monica Boulevard exit East.

o  Proceed to Avenue of the Stars and turn right.

o Continue on Avenue of the Stars. Hotel will be on the right at Olympic Way.

o  Enter Hotel parking driveway.

THE PARKING FEE AT THE ST. REGIS HOTEL WILL BE
PAID BY OCCIDENTAL PETROLEUM CORPORATION.

(VOTING INSTRUCTION CARD - BROKER)

The shares represented by this voting instruction card will be voted as directed below. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3. THIS VOTING INSTRUCTION CARD WILL BE KEPT CONFIDENTIAL IN ACCORDANCE WITH THE CONFIDENTIAL VOTING POLICY DESCRIBED ON PAGE 1 OF THE PROXY STATEMENT.

                                                                     Please mark
                                                             [ X ]    your votes
                                                                       as this

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR PROPOSAL 1.                                          FOR     WITHHELD
                                                              ALL      FOR ALL
PROPOSAL 1  The election as directors of the
following nominees:                                          [   ]     [   ]

(01) Ronald W. Burkle            (06) Dale R. Laurance
(02) John S. Chalsty             (07) Irvin W. Maloney
(03) Edward P. Djerejian         (08) Rodolfo Segovia
(04) John E. Feick               (09) Aziz D. Syriani
(05) Ray R. Irani                (10) Rosemary Tomich

(To withhold authority to vote for any nominee(s), mark For all and write nominee(s) name(s) in the space provided below.)


--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 2 AND 3.

                                                     FOR    AGAINST    ABSTAIN

PROPOSAL 2  Policy on                               [   ]    [   ]      [   ]
poison pills.

PROPOSAL 3  Report on                               [   ]    [   ]      [   ]
global warming emissions.


Please sign your name exactly as it appears printed hereon. When shares are held by joint tenants, both should sign. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should sign their full title as such.

Signature                                            Date
         ------------------------------------------      -----------------------
Signature                                            Date
         ------------------------------------------      -----------------------

(REVERSE SIDE OF VOTING INSTRUCTION CARD)


VOTING INSTRUCTION CARD

                   THIS VOTING INSTRUCTION CARD IS SOLICITED
                      ON BEHALF OF THE BOARD OF DIRECTORS

                        OCCIDENTAL PETROLEUM CORPORATION

     DR. RAY R. IRANI, DR. DALE R. LAURANCE and AZIZ D. SYRIANI, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 3, 2002, and at any adjournment, as if the undersigned were present and voting at the meeting.

     The shares represented by this voting instruction card will be voted as directed on the reverse side of this card. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3. In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

     If you wish to attend the Annual Meeting, you must bring proof of stock ownership as of March 8, 2002, the record date, such as a bank or brokerage statement or this voting instruction card.

1265-E (BRO)